COCA-COLA FEMSA, S.A.B. DE C.V.

AND

THE BANK OF NEW YORK MELLON

as Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of ________, 2019

Table of Contents

Page

ARTICLE I DEFINITIONS 2

SECTION 1.1 American Depositary Shares 2

SECTION 1.2 Article; Section 2

SECTION 1.3 B Shares 2

SECTION 1.4 Beneficial Owner 2

SECTION 1.5 Business Day 3

SECTION 1.6 Commission 3

SECTION 1.7 Conversion 3

SECTION 1.8 Conversion Date 3

SECTION 1.9 Custodian 3

SECTION 1.10 Deliver; DTC 3

SECTION 1.11 Deposit Agreement 4

SECTION 1.12 Depositary; Corporate Trust Office 4

SECTION 1.13 Deposited Securities 4

SECTION 1.14 Dollars 4

SECTION 1.15 DRS 4

SECTION 1.16 Foreign Registrar 4

SECTION 1.17 Holder 5

SECTION 1.18 Indeval 5

SECTION 1.19 Issuer 5

SECTION 1.20 L Shares 5

SECTION 1.21 Owner 5

SECTION 1.22 Profile 5

SECTION 1.23 Receipts 5

SECTION 1.24 Registrar 5

SECTION 1.25 Restricted Securities 6

SECTION 1.26 Securities Act 6

SECTION 1.27 Shares 6

SECTION 1.28 Surrender 6

SECTION 1.29 Unit 6

ARTICLE II FORM OF RECEIPTS, DEPOSIT OF UNITS OR SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER
OF RECEIPTS 7

SECTION 2.1 Form and Transferability of Receipts 7

SECTION 2.2 Deposit of Units or Shares 7

SECTION 2.3 Execution and Delivery of Receipts 8

SECTION 2.4 Transfer of Receipts; Combination and Split-up of Receipts 9

SECTION 2.5 Surrender of Receipts and Withdrawal of Units or Shares 9

SECTION 2.6 Limitations on Execution and Delivery, Transfer and Surrender of
Receipts 10

SECTION 2.7 Lost Receipts, etc 11

SECTION 2.8 Cancellation and Destruction of Surrendered Receipts 11

SECTION 2.9 Maintenance of Records 12

SECTION 2.10 Uncertificated American Depositary Shares; DTC Direct Registration
System 12

ARTICLE III CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS 13

SECTION 3.1 Filing Proofs, Certificates and Other Information 13

SECTION 3.2 Liability of Owner for Taxes 14

SECTION 3.3 Representations and Warranties on Deposit of Units or Shares 14

SECTION 3.4 Disclosure of Interests 14

SECTION 3.5 Ownership Restrictions 15

ARTICLE IV THE DEPOSITED SECURITIES 15

SECTION 4.1 Cash Distributions 15

SECTION 4.2 Distributions Other Than Cash, Units, Shares or Rights 16

SECTION 4.3 Distributions in Units or Shares 16

SECTION 4.4 Rights 17

SECTION 4.5 Conversion of Foreign Currency 18

SECTION 4.6 Fixing of Record Date 19

SECTION 4.7 Voting of Deposited Securities and Attendance 20

SECTION 4.8 Changes Affecting Deposited Securities 21

SECTION 4.9 Reports 21

SECTION 4.10 Lists of Owners 21

SECTION 4.11 Withholding 21

SECTION 4.12 Redemption 22

ARTICLE V THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER 23

SECTION 5.1 Maintenance of Office and Transfer Books by the Depositary 23

SECTION 5.2 Prevention or Delay in Performance by the Depositary or the Issuer 23

SECTION 5.3 Obligations of the Depositary, the Custodian and the Issuer 24

SECTION 5.4 Resignation and Removal of the Depositary 25

SECTION 5.5 The Custodians 26

SECTION 5.6 Notices and Reports 27

SECTION 5.7 Distribution of Additional Units or Shares, Rights, etc 27

SECTION 5.8 Indemnification 28

SECTION 5.9 Charges of Depositary 28

SECTION 5.10 Retention of Depositary Documents 29

SECTION 5.11 Exclusivity 30

ARTICLE VI AMENDMENT AND TERMINATION 30

SECTION 6.1 Amendment 30

SECTION 6.2 Termination 30

ARTICLE VII MISCELLANEOUS 31

SECTION 7.1 Counterparts 31

SECTION 7.2 No Third Party Beneficiaries 31

SECTION 7.3 Severability 31

SECTION 7.4 Owners and Holders as Parties; Binding Effect 32

SECTION 7.5 Notices 32

SECTION 7.6 Governing Law 32

SECTION 7.7 Compliance with U.S. Securities Laws 32

SECTION 7.8 Submission to Jurisdiction; Appointment of Agent for Service of Process 33

SECTION 7.9 Headings 33

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of _______________, 2019 among COCA-COLA FEMSA, S.A.B. DE C.V., incorporated under the laws of the United Mexican States (herein called the “Issuer”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the “Depositary”), and all Owners and Holders from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Issuer and the Depositary entered into a deposit agreement dated as of September 1, 1993 (the “Prior Deposit Agreement”);

WHEREAS, under the Prior Deposit Agreement, the American Depositary Shares represented deposited L Shares (as hereinafter defined);

WHEREAS, the Issuer has effected a one-into-eight split of its L Shares, distributing three B Shares and five new L Shares to holders in exchange for each L Share held prior to the split and issued Units (as hereinafter defined), each consisting initially of five L Shares and three B Shares, and, on the Conversion Date (as hereinafter defined), if any, each Unit will automatically convert and be separated into the constituent L Shares and B Shares;

WHEREAS, the Issuer and the Depositary now wish to amend the Prior Deposit Agreement to, among other things (i) provide that each American Depositary Share will represent Units and, from and after the Conversion Date, L Shares and B Shares, (ii) provide that American Depositary Shares may be uncertificated or certificated securities and (iii) change the fees and charges of the Depositary;

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement (as hereinafter defined), (i) from and starting on the date of this Deposit Agreement to (but excluding) the Conversion Date, if any, for the deposit of Units and (ii) from and starting on the Conversion Date, if any, for the deposit of Shares (as hereinafter defined) of the classes and in the amounts specified in Exhibit A to this Deposit Agreement, in each case from time to time with the Depositary or with the Custodian (as hereinafter defined), for the creation of American Depositary Shares representing the Units or Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the above, it is agreed by and between the parties hereto that the Prior Deposit Agreement is amended and restated as follows:

ARTICLE I
DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1        American Depositary Shares.

The term “American Depositary Shares” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent (a) from the date of this Deposit Agreement and up to (but excluding) the Conversion Date, if any, the number of Units specified in Exhibit A to this Deposit Agreement and (b) starting on and after the Conversion Date, if any, the numbers of L Shares and B Shares specified in Exhibit A, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not delivered or a sale of Deposited Securities under Section 3.2 or 4.8, each American Depositary Share shall thereafter represent the amount of Units or Shares or other Deposited Securities that are then on deposit per American Depositary Share after giving effect to that distribution, change or sale.

SECTION 1.2        Article; Section.

Wherever references are made in this Deposit Agreement to an “Article” or “Articles” or to a “Section” or “Sections”, such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3        B Shares.

The term “B Shares” shall mean the Series B Shares of the Issuer that are validly issued, outstanding and fully paid, non-assessable and were not issued in violation of any preemptive rights; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the B Shares of the Issuer, the term “B Shares” shall thereafter also mean the successor securities resulting from such change in nominal or par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.4        Beneficial Owner.

The term “Beneficial Owner” shall mean any person who has a beneficial interest in any American Depositary Share.

SECTION 1.5        Business Day.

The term “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are required or authorized to close in the specified location.

SECTION 1.6        Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.7        Conversion.

The term “Conversion” shall mean the “conversion and separation” on the Conversion Date, if any, of each Unit into the underlying L Shares and B Shares. The Issuer shall provide the Depositary with notice of such Conversion at least thirty (30) days prior to the Conversion Date.

SECTION 1.8        Conversion Date.

The term “Conversion Date” shall mean the date established by the Issuer, as approved by the shareholders’ meetings of each of the L Shares and the B Shares pursuant to the Issuer’s bylaws, for the automatic conversion of each Unit into the underlying Shares.

SECTION 1.9        Custodian.

The term “Custodian” shall mean BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, located in Mexico, as custodian for the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.10    Deliver; DTC.

The term “deliver”, or its noun form, when used with respect to Units, Shares or Deposited Securities, shall mean (i) book-entry transfer of those Units, Shares or Deposited Securities to an account maintained by Indeval (as hereinafter defined) or any other institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Units, Shares or Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (i) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

SECTION 1.11    Deposit Agreement.

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be further amended from time to time in accordance with the provisions hereof.

SECTION 1.12    Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 240 Greenwich Street, New York, New York, 10286.

SECTION 1.13    Deposited Securities.

The term “Deposited Securities” from and starting on the date of this Deposit Agreement to (but excluding) the Conversion Date, if any, shall mean the Units and, on and after the Conversion Date, if any, shall mean Shares, in each case, at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Units or Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.

SECTION 1.14    Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.15    DRS.

The term “DRS” shall have the meaning set forth in Section 2.10 of this Deposit Agreement.

SECTION 1.16    Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Units or Shares or any successor as registrar for the Units or Shares and any other appointed agent of the Issuer for the transfer and registration of Units or Shares.

SECTION 1.17    Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or a beneficial or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.18    Indeval.

The term “Indeval” shall mean S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., the Mexican securities depository institution, and any successor which performs substantially identical functions in Mexico.

SECTION 1.19    Issuer.

The term “Issuer” shall mean Coca-Cola FEMSA, S.A.B. de C.V., incorporated under the laws of the United Mexican States, and its successors.

SECTION 1.20    L Shares.

The term “L Shares” shall mean the Series L Shares of the Issuer that are validly issued, outstanding and fully paid, non-assessable and were not issued in violation of any preemptive rights; provided, however, that, if there shall occur any change in nominal or par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the L Shares of the Issuer, the term “L Shares” shall thereafter also mean the successor securities resulting from such change in nominal or par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.21    Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.22    Profile.

The term “Profile” shall have the meaning set forth in Section 2.10 of this Deposit Agreement.

SECTION 1.23    Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

SECTION 1.24    Registrar.

The term “Registrar” shall mean any person that is appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.25    Restricted Securities.

The term “Restricted Securities” shall mean Units or Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act, except for Units or Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Issuer, (iii) otherwise would require registration under the Securities Act in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of the United States or Mexico, a shareholder agreement or the By-laws or similar document of the Issuer.

SECTION 1.26    Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

SECTION 1.27    Shares.

The term “Shares” shall mean B Shares and L Shares.

SECTION 1.28    Surrender.

The term “surrender”, when used with respect to Receipts, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.29    Unit.

The term “Unit(s)” shall mean from and starting on the date of this Deposit Agreement to (but excluding) the Conversion Date, if any, the Units issued by the Issuer, each Unit consisting initially of five (5) L Shares and three (3) B Shares, all validly issued, outstanding and fully paid, non-assessable and were not issued in violation of any preemptive rights; provided, however, that, if there shall occur any change in nominal or par value, split-up, consolidation or any other reclassification, exchange or conversion in respect of the Units or any other event described in Section 4.8 other than a Conversion, the term “Unit” shall thereafter mean, to the extent permitted by law, the successor securities resulting from such change in nominal or par value, split-up, consolidation or such other reclassification, exchange or conversion or other event.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF UNITS OR SHARES, EXECUTION
AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1        Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. A Receipt may evidence any whole number of American Depositary Shares. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2        Deposit of Units or Shares.

Subject to the terms and conditions of this Deposit Agreement, Units or Shares or evidence of rights to receive Units or Shares may be deposited by delivery of such Units or Shares to the Custodian, accompanied by delivery to the Custodian of any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Issuer or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Units or Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental authority or body in Mexico which is then performing the function of the regulation of currency exchange. If required by the Depositary, Units or Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Units or Shares or to receive other property which any person in whose name the Units or Shares are or have been recorded may thereafter receive upon or in respect of such deposited Units or Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (ii) if the Units or Shares are registered in the name of the person on whose behalf they are deposited, a proxy or proxies entitling the Depositary or the Custodian to vote such deposited Units or Shares for any and all purposes until the Units or Shares are registered in the name of the Depositary or the Custodian or their respective nominees.

At the request and risk and expense of any person proposing to deposit Units or Shares, and for the account of such person, the Depositary may receive certificates for Units or Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Unit or Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Units or Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Units or Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3        Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Units or Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities. The Depositary shall not deliver Receipts except in accordance with this Section 2.3 or Sections 2.4, 2.7, 4.3, 4.4 or 4.8.

SECTION 2.4        Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days’ written notice to the Issuer, unless it is not reasonably practical, one or more co-transfer agents, reasonably acceptable to the Issuer, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary shall be responsible for any action or nonaction by any co-transfer agent appointed by it, but only to the extent the Depositary would be responsible if it had performed the functions of the co-transfer agent itself.

SECTION 2.5        Surrender of Receipts and Withdrawal of Units or Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) Units or Shares in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, as promptly as practicable.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary, and the Depositary may charge the surrendering Owner a fee for giving that direction pursuant to Section 5.9(3).

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Units or Shares, by physical delivery, book entry or otherwise (other than to the Issuer or its agent contemplated by Section 4.8), or otherwise permit Units or Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts or in connection with a sale permitted under Section 3.2, 4.3 or 6.2.

SECTION 2.6        Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Issuer, Depositary, Custodian or Registrar may require payment from the depositor of Units or Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Units or Shares being deposited or withdrawn) and payment of any applicable fees as provided in Section 5.9, and the Depositary may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may reasonably establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposits of Units or Shares generally or against deposits of particular Units or Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Units or Shares or American Depositary Shares are listed, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.7 hereof. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Units or Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Units or Shares that, at the time of deposit, are Restricted Securities. The Depositary will comply with written instructions of the Issuer that the Depositary shall not accept for deposit hereunder any Units or Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer’s compliance with the securities laws in the United States.

SECTION 2.7        Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8        Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.9        Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in the United States or as required by the laws or regulations governing the Depositary. Prior to destroying any such records, the Depositary will notify the Issuer and will turn such records over to the Issuer upon its request. The Depositary will forward to the Issuer or its agent, as promptly as practicable, such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies.

SECTION 2.10    Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)                American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)               American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(c)                The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(d)               Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(e)                (i) The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)               In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE III

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

SECTION 3.1        Filing Proofs, Certificates and Other Information.

Any person presenting Units or Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall from time to time advise the Issuer at its request of the availability of any such proofs or other information and shall provide the Issuer, upon the Issuer’s reasonable written request, in a timely manner, with copies thereof, unless that disclosure is not permitted under applicable law.

SECTION 3.2        Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sales), and the Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3        Representations and Warranties on Deposit of Units or Shares.

Every person depositing Units or Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that the Units or Shares and each certificate therefor, if applicable, are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Units or Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the Units or Shares, at the time of deposit, are not Restricted Securities. Such representations and warranties shall survive the deposit of Units or Shares and issuance or cancellation of Receipts. If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Units or Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

SECTION 3.4        Disclosure of Interests.

Notwithstanding any other provision of the Deposit Agreement, each Owner and Holder agrees to comply with requests from the Issuer pursuant to applicable law or the By-laws to provide information, inter alia, as to the capacity in which such Owner or Holder owns American Depositary Shares (and Units or Shares) and regarding the identity of any other person(s) interested in such American Depositary Shares (and Units or Shares) and the nature of such interest and various other matters, whether or not they are Owners or Holders at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Issuer and at the expense of the Issuer (unless otherwise agreed in writing between the Issuer and the Depositary), any such written request from the Issuer to the Owners and to forward, as promptly as practicable, to the Issuer any such responses to such requests received by the Depositary. If the Issuer requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Units or Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Issuer the information contained in the register.

SECTION 3.5        Ownership Restrictions.

Notwithstanding any other provision in this Deposit Agreement, the Issuer may restrict transfers of the Units or Shares where such transfer might result in ownership of Units or Shares exceeding limits imposed by applicable law or the By-laws of the Issuer. The Issuer may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Units or Shares represented by the American Depositary Shares owned by a single Owner exceeding such limits. The Issuer may, in its sole discretion but subject to applicable law, instruct the Depositary to take such reasonable and practicable actions with respect to the ownership interest of any Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an Owner of the Units or Shares represented by the American Depositary Shares held by such Owner in excess of such limitations, if and to the extent such disposition is practicable and permitted by applicable law and the By-laws of the Issuer. The Depositary shall, at the sole expense of the Issuer, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Issuer as provided in this Section. The Depositary shall have no liability for any action taken by it pursuant to this Section 3.5; provided that the Depositary performed its obligations without negligence or bad faith.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1        Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable after receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law) subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental authority or agency in Mexico all amounts (if any) required to be withheld and owing to such authority or agency. The Depositary will forward to the Issuer or its agent, as promptly as practicable, such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental authorities or agencies.

SECTION 4.2        Distributions Other Than Cash, Units, Shares or Rights.

Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary as provided in Section 5.9 and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Issuer, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, no distribution to Owners pursuant to this Section 4.2 shall be unreasonably delayed by any action of the Depositary or any of its agents.

SECTION 4.3        Distributions in Units or Shares.

If and to the extent that any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Units or Shares in the proportion that is then represented by American Depositary Shares, the Depositary may, after consultation with the Issuer and shall if the Issuer shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Units or Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Units or Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.9. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Units or Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1; provided, however, no distribution to Owners pursuant to this Section 4.3 shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Units or Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4        Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Units or Shares or any rights of any other nature, the Depositary, after consultation with the Issuer, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful for the Depositary either to make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Issuer shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Issuer and the Depositary in its capacity as subscription agent setting out the procedures and conditions applicable to the particular offering.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will, as promptly as practicable, make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to purchase additional Units or Shares in the proportion that is then represented by American Depositary Shares to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Units or Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Units or Shares, and the Issuer shall cause the Units or Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Units or Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Issuer shall, offer to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 hereof.

The Depositary will not offer rights to Owners unless the offering and sale of both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of the Securities Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Issuer upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Neither the Depositary nor the Issuer shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5        Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can pursuant to the applicable law be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any.

If at any time the Depositary or the Custodian received any foreign currency that is not convertible pursuant to applicable law into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period, the Depositary shall (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to the Owners and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible foreign currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.6        Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary will assess a fee or charge against the Owners, or whenever for any reason the Depositary causes a change in the number of Units or Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Issuer or (y) if different from the record date fixed by the Issuer, the date fixed after consultation with the Issuer, which shall be as close to the record date fixed by the Issuer as is practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) responsible for that fee or charge or (iii) entitled to give instructions for the exercise of voting rights at and attend (without voting or speaking) that meeting, or (b) on or after which each American Depositary Share will represent the changed number of Units or Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking) and to act in respect of any other such matter.

SECTION 4.7        Voting of Deposited Securities and Attendance.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or, if requested by the Issuer, a summary of any such notice provided by the Issuer), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law and of the Estatutos of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, (d) a statement that Beneficial Owners on the specified record date may attend, but not vote or speak at, such meeting and (e) a statement as to the manner in which such Beneficial Owners may request from the Depositary an admission ticket for such meeting. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. Upon the written request of any Owner (or if DTC is the Owner, a participant in DTC’s book-entry system) on behalf of a Beneficial Owner on the specified record date, received on or before the date established by the Depositary for such purpose, the Depositary shall (a) as early as practicable prior to such meeting issue to such Beneficial Owner an admission ticket (in the form provided by the Issuer) for such meeting and (b) notify the Issuer of the identity of such Beneficial Owner as promptly as practicable thereafter (but in any case at least two Mexico City Business Days prior to such meeting).

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall if requested by the Issuer deliver, at least two Mexico City Business Days prior to the date of such meeting, to the Issuer copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Issuer (unless otherwise agreed in writing by the Issuer and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section.

SECTION 4.8        Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall, if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Units or Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9        Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also, upon written request, send to the Owners copies of such reports, notices and other communications furnished by the Issuer pursuant to Section 5.6. Any such reports, notices and other communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulation of the Commission.

SECTION 4.10    Lists of Owners.

Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer (unless otherwise agreed in writing between the Issuer and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11    Withholding.

In the event that the Depositary determines that any distribution in property other than cash (including Units or Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Units or Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary reports with governmental authorities or agencies. Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Issuer, the Depositary or the Custodian may deem necessary or proper to fulfill the Issuer’s, the Depositary’s or the Custodian’s obligations under applicable law. The Owners shall indemnify the Depositary, the Issuer, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Depositary is under no obligation to provide the Owners or Holders with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners or Holders on account of their ownership or holding of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise, provided that the Depositary performed its obligations without negligence or bad faith.

SECTION 4.12    Redemption.

If the Issuer intends to exercise any right of redemption in respect of any of the Deposited Securities, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such notice and a satisfactory opinion of counsel, the Depositary shall mail to each Owner a notice setting forth the intended exercise by the Issuer of the redemption rights and any other particulars set forth in the Issuer’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Issuer the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of the confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall call for the surrender of Receipts, if applicable, and upon surrender of Receipts, cancel such Receipts and, subject to Section 4.5, convert and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary subject to the fees, charges and expenses as provided in Section 5.9, and (b) taxes) to the Owners entitled thereto. If less than all outstanding Deposited Securities are redeemed, the Receipts representing American Depositary Shares to be cancelled will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per American Depositary Share shall be the per-Share or per-Unit amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of Section 4.5 and net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary subject to the fees, charges and expenses as provided in Section 5.9, and (b) taxes) multiplied by the number of Deposited Securities represented by each American Depositary Share redeemed.

ARTICLE V

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER

SECTION 5.1        Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books (a) after consultation with the Issuer to the extent practicable, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or (b) at the reasonable request of the Issuer, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.6.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, upon at least 20 days’ written notice to the Issuer, unless it is not reasonably practical, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges. The Depositary shall be responsible for any action or nonaction by any Registrar or co-registrar appointed by it, but only to the extent the Depositary would be responsible if it had performed the functions of the Rgistrar or co-registrar itself. The Issuer shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to request the Depositary and any co-registrars to supply copies of such portions of such records as the Issuer may reasonably request.

SECTION 5.2        Prevention or Delay in Performance by the Depositary or the Issuer. Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i)                 if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the By-laws or similar document of the Issuer, or by reason of any provision of any securities issued or distributed by the Issuer, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Issuer, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Issuer is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall or may be done or performed;

(ii)               by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);

(iii)             for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders; or

(iv)             for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement.

Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Issuer, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3        Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Holders, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners or Holders (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Units or Shares for deposit, any Owner, Holder or other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise; provided that the Depositary performed its obligations without negligence or bad faith.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Issuer or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4        Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5        The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement, but only to the extent the Depositary would be responsible if the duties of the Custodian were duties of the Depositary under this Deposit Agreement. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Issuer (such approval not to be unreasonably withheld), each of which shall thereafter be a Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged with the approval of the Issuer (such approval not to be unreasonably withheld). Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. The Depositary shall notify the Issuer, unless it is not reasonably practical, of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Promptly after any such change, the Depositary shall give notice thereof in writing to the Issuer and all Owners.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6        Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Units or Shares. If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer’s expense (unless otherwise agreed in writing by the Issuer and the Depositary), of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7        Distribution of Additional Units or Shares, Rights, etc.

The Issuer agrees that in the event of any issuance or distribution of (1) additional Units or Shares, (2) rights to subscribe for Units or Shares, (3) securities convertible into Units or Shares, or (4) rights to subscribe for such securities, (5) an elective dividend of cash or Units or Shares, as the case may be, (6) a redemption of Deposited Securities, (7) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets within the meaning of Rule 145(a) under the Securities Act or (8) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, (each a “Distribution”) the Issuer will promptly notify the Depositary of such Distribution and will promptly furnish to the Depositary, if the Depositary shall so require after consultation with the Issuer, a written opinion from U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Units or Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Units or Shares under the Securities Act.

SECTION 5.8        Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable and documented fees and expenses of counsel) which may arise out of or in connection with acts performed or omitted, pursuant to or in connection with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Issuer by the Depositary expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Units or Shares and not altered by the Issuer, or omissions from such information; or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent in writing of the indemnifying person, which consent shall not be unreasonably withheld.

SECTION 5.9        Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out of pocket charges of the Depositary and those of any Registrar in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time. The Depositary shall present its statement for such charges and expenses to the Issuer at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (except to the extent prohibited by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing (except the initial deposit of B Shares by the Issuer) or withdrawing Units or Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Units or Shares generally on the Unit or Share register of the Issuer or Foreign Registrar and applicable to transfers of Units or Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 or 4.3 and the surrender of Receipts pursuant to Section 2.5, 4.12 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell the rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Units or Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Units or Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10    Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary. Prior to destroying any such records, the Depositary will notify the Issuer and will turn such records over to the Issuer upon its request.

SECTION 5.11    Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts in respect of the Deposited Securities so long as The Bank of New York Mellon is acting as Depositary hereunder, subject, however, to the right of the Issuer under Section 5.4.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1        Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary without the consent of Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2        Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner’s order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of two (2) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.8. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1        Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner during business hours.

SECTION 7.2        No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3        Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4        Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

SECTION 7.5        Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Coca-Cola FEMSA, S.A.B. de C.V., Calle Mario Pani 100, Colonia Santa Fe Cuajimalpa, Delegación Cuajimalpa de Morelos, 05348, Ciudad de México, México, Attention: General Counsel, or any other place to which the Issuer may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 240 Greenwich Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Issuer.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box; provided, however, that delivery of a notice to the Issuer or the Depositary shall be deemed to be effective when actually received by the Issuer or the Depositary, as the case may be. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6        Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

SECTION 7.7        Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.8        Submission to Jurisdiction; Appointment of Agent for Service of Process. The Issuer hereby (i) irrevocably designates and appoints the person named in Exhibit A to this Deposit Agreement, located in the State of New York, as the Issuer’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Units or Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement and (ii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. Each of the parties to this Deposit Agreement hereby consents and submits to the jurisdiction of any state or federal court in the State of New York in which any suit or proceeding of the kind described in the preceding sentence may be instituted. The Issuer agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by the agent named in Exhibit A of its appointment as such agent. The Issuer further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit Agreement remains in force.

SECTION 7.9        Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

IN WITNESS WHEREOF, COCA-COLA FEMSA, S.A.B. DE C.V. and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

COCA-COLA FEMSA, S.A.B. DE C.V.

By:

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:

Name:

Title:

Exhibit A to Deposit Agreement

No. ___________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents (i) from the date of this Receipt and up to (but excluding) the Conversion Date, if any, ten (10) Units and each Unit consisting of three (3) deposited B Shares and five (5) deposited L Shares and (ii) starting on and after the Conversion Date, if any, fifty (50) deposited L Shares and thirty (30) deposited B Shares)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY RECEIPT

FOR UNITS OR SHARES

OF

COCA-COLA FEMSA, S.A.B. DE C.V.

(INCORPORATED UNDER THE LAWS OF THE UNITED MEXICAN STATES)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing (i) from the date of this Receipt and up to (but excluding) the Conversion Date, if any, deposited Units (herein called “Units”), each Unit consisting of three (3) deposited Series B Shares (herein called “B Shares”) and five (5) deposited Series L Shares (herein called “L Shares” and together with B Shares, “Shares”) and (ii) starting on and after the Conversion Date, if any, deposited B Shares and deposited L Shares, in each case, of Coca-Cola FEMSA, S.A.B. de C.V., incorporated under the laws of the United Mexican States (herein called the “Company”). Each American Depositary Share represents (i) from and after the date of this Receipt to (but excluding) the Conversion Date, if any, ten (10) Units, each Unit consisting of three (3) B Shares and five (5) L Shares, and (ii) starting on and after the Conversion Date, if any, thirty (30) B Shares and fifty (50) L Shares, which are either deposited or subject to deposit under the deposit agreement with BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer (herein called the “Custodian”), located in Mexico. The Depositary’s Corporate Trust Office and its principal executive office are located at 240 Greenwich Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

240 GREENWICH STREET, NEW YORK, N.Y. 10286

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of __________, 2019 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Holders of American Depositary Shares from time to time, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Units or Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Units or Shares and held thereunder (such Units or Shares and other securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF UNITS OR SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) Units or Shares in the name of the Owner hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Units or Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, or (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian or Registrar may require payment from the depositor of Units or Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Units or Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement or this Receipt, and the Depositary may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may reasonably establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Units or Shares generally or against deposits of particular Units or Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Units or Shares or American Depositary Shares are listed, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article 22 hereof. The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Units or Shares that, at the time of deposit, are Restricted Securities. The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit any Units or Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

4.	LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sales), and the Owner hereof shall remain liable for any deficiency.

5.	WARRANTIES OF DEPOSITORS.

Every person depositing Units or Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Units or Shares and each certificate therefor, if applicable, are validly issued, fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Units or Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the Units or Shares, at the time of deposit, are not Restricted Securities. Such representations and warranties shall survive the deposit of Units or Shares and issuance or cancellation of Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Units or Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Units or Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental authority or body in Mexico which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The following charges (except to the extent prohibited by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing (except the initial deposit of B Shares by the Company) or withdrawing Units or Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Units or Shares generally on the Unit or Share register of the Company or Foreign Registrar and applicable to transfers of Units or Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 or 4.3 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5, 4.12 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of the Deposit Agreement (where the Depositary will not exercise or sell the rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Units or Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Units or Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	[Reserved.]
9.	TITLE TO RECEIPTS.

Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the “Commission”).

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Owners copies of such reports, notices and other communications furnished by the Company pursuant to the Deposit Agreement. Any such reports, notices and other communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulation of the Commission.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable after receipt of such dividend or distribution (unless otherwise prohibited or prevented by applicable law) subject to the provisions of Section 4.5 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received (net of the fees and expenses of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental authority or agency in Mexico all amounts (if any) required to be withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent, as promptly as practicable, such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash; provided, however, no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

If and to the extent that any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Units or Shares in the proportion that is then represented by American Depositary Shares, the Depositary may, after consultation with the Company and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Units or Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Units or Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Units or Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement; provided, however, no distribution to Owners pursuant to Section 4.3 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Units or Shares distributed upon the Deposited Securities represented thereby.

If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least 30 days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon receipt of such notice and a satisfactory opinion of counsel, the Depositary shall mail to each Owner a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of the confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall call for the surrender of Receipts, if applicable, and upon surrender of Receipts, cancel such Receipts and, subject to Section 4.5 of the Deposit Agreement, convert and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary subject to the fees, charges and expenses as provided in Section 5.9 of the Deposit Agreement, and (b) taxes) to the Owners entitled thereto. If less than all outstanding Deposited Securities are redeemed, the Receipts representing American Depositary Shares to be cancelled will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per American Depositary Share shall be the per-Share or per-Unit amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to Section 4.5 of the Deposit Agreement and net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary subject to the fees, charges and expenses as provided in Section 5.9 of the Deposit Agreement, and (b) taxes) multiplied by the number of Deposited Securities represented by each American Depositary Share redeemed.

In the event that the Depositary determines that any distribution in property other than cash (including Units or Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Units or Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary reports with governmental authorities or agencies. Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Company, the Depositary or the Custodian may deem necessary or proper to fulfill the Company’s, the Depositary’s or the Custodian’s obligations under applicable law. The Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Depositary is under no obligation to provide the Owners or Holders with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners or Holders on account of their ownership or holding of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Foreign Personal Holding Company,” or as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise, provided that the Depositary performed its obligations without negligence or bad faith.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Units or Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, it would be unlawful for the Depositary either to make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, but only pursuant to a separate agreement to be entered into between the Company and the Depositary in its capacity as subscription agent setting out the procedures and conditions applicable to the particular offering.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will, as promptly as practicable, make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to purchase additional Units or Shares in the proportion that is then represented by American Depositary Shares to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Units or Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Units or Shares, and the Company shall cause the Units or Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Units or Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may, and at the request of the Company shall, offer to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless the offering and sale of both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of the Securities Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can pursuant to the applicable law be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license, if any.

If at any time the Depositary or the Custodian received any foreign currency that is not convertible pursuant to applicable law into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period, the Depositary shall (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to the Owners and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary shall hold or shall cause the Custodian to hold any amounts of nonconvertible foreign currency not distributed pursuant to the immediate preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3 of the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

15.	FIXING OF RECORD DATE.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary will assess a fee or charge against the Owners, or whenever for any reason the Depositary causes a change in the number of Units or Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which date shall, to the extent practicable, be either (x) the same date as the record date fixed by the Company or (y) if different from the record date fixed by the Company, the date fixed after consultation with the Company, which shall be as close to the record date fixed by the Company as is practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) responsible for that fee or charge or (iii) entitled to give instructions for the exercise of voting rights at and attend (without voting or speaking) that meeting, or (b) on or after which each American Depositary Share will represent the changed number of Units or Shares. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to attend such meeting (without voting or speaking) and to act in respect of any other such matter.

16.	VOTING OF DEPOSITED SECURITIES AND ATTENDANCE.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or, if requested by the Company, a summary of any such notice provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Mexican law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement as to the manner in which such instructions may be given, (d) a statement that Beneficial Owners on the specified record date may attend, but not vote or speak at, such meeting and (e) a statement as to the manner in which such Beneficial Owners may request from the Depositary an admission ticket for such meeting. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. Upon the written request of any Owner (or if DTC is the Owner, a participant in DTC’s book-entry system) on behalf of a Beneficial Owner on the specified record date, received on or before the date established by the Depositary for such purpose, the Depositary shall (a) as early as practicable prior to such meeting issue to such Beneficial Owner an admission ticket (in the form provided by the Company) for such meeting and (b) notify the Company of the identity of such Beneficial Owner as promptly as practicable thereafter (but in any case at least two Mexico City Business Days prior to such meeting).

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall if requested by the Company deliver, at least two Mexico City Business Days prior to the date of such meeting, to the Company copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under Section 4.7 of the Deposit Agreement.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 (Distributions in Shares) of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, if any, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Units or Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i)                 if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the By-laws or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall or may be done or performed;

(ii)               by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take);

(iii)             for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv)             for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Holders, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owners or Holders (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Units or Shares for deposit, any Owner, Holder or other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise; provided that the Depositary performed its obligations without negligence or bad faith. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. No disclaimer of liability under the Securities Act is intended by any provision of this Receipt or the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.

20.	AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner’s order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of two (2) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations under Section 5.8. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.	COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each has agreed that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

23.	SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Company has (i) irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Units or Shares or Deposited Securities, the American Depositary Shares, this Receipt or the Deposit Agreement and (ii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company and the Depositary have consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any suit or proceeding of the kind described in the preceding sentence may be instituted. The Company has agreed to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by the agent named above in this paragraph of its appointment as such agent. The Company has further agreed to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force.

24.	DISCLOSURE OF INTERESTS.

Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Owner and Holder has agreed to comply with requests from the Company pursuant to applicable law or the By-laws to provide information, inter alia, as to the capacity in which such Owner or Holder owns American Depositary Shares (and Units or Shares) and regarding the identity of any other person(s) interested in such American Depositary Shares (and Units or Shares) and the nature of such interest and various other matters, whether or not they are Owners or Holders at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Company and at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), any such written request from the Company to the Owners and to forward, as promptly as practicable, to the Company any such responses to such requests received by the Depositary. If the Company requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Units or Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.

25.	OWNERSHIP RESTRICTIONS.

Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Company may restrict transfers of the Units or Shares where such transfer might result in ownership of Units or Shares exceeding limits imposed by applicable law or the By-laws of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Units or Shares represented by the American Depositary Shares owned by a single Owner exceeding such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take such reasonable and practicable actions with respect to the ownership interest of any Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of American Depositary Shares, the removal or limitation of voting rights or mandatory sale or disposition on behalf of an Owner of the Units or Shares represented by the American Depositary Shares held by such Owner in excess of such limitations, if and to the extent such disposition is practicable and permitted by applicable law and the By-laws of the Company. The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in this Article. The Depositary shall have no liability for any action taken by it pursuant to this Article and Section 3.5 of the Deposit Agreement; provided that the Depositary performed its obligations without negligence or bad faith.

26.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt:

(a)                American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities. This Receipt summarizes the terms and conditions of, and will be the prospectus required under the Securities Act for sales of both certificated and uncertificated American Depositary Shares. Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)               American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(c)                The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (e) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(d)               Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(e)                (i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The Depositary and the Company have agreed that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.